UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

Permian Basin Acquisition

On November 25, 2009, SandRidge Exploration and Production, LLC, a wholly-owned subsidiary of SandRidge Energy, Inc. (the “Company”), entered into an Agreement For Purchase And Sale (“Acquisition Agreement”) with Forest Oil Corporation and Forest Oil Permian Corporation (collectively, “Forest”) to acquire from Forest oil and gas properties in the Permian Basin of Texas and New Mexico for $800 million, subject to certain purchase price adjustments (the “Permian Basin Acquisition”). The assets to be acquired consist of oil and gas leases and all interests in the related land, existing wells, and other related assets and properties. The Permian Basin Acquisition is anticipated to close before December 31, 2009, subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Each party has the right to terminate the agreement if closing has not occurred by January 31, 2010.

The Permian Basin Acquisition is expected to be financed with borrowings under the Company’s existing credit facility, proceeds from the private placement of $200 million of the Company’s 6.0% convertible perpetual preferred stock as described below, and proceeds from a registered public offering of common stock.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

Preferred Stock Placement

On November 30, 2009, the Company entered into an agreement to issue and sell 2,000,000 shares of its 6.0% convertible perpetual preferred stock, par value $0.001 per share and liquidation preference of $100 per share (the “6.0% Convertible Preferred Stock”), to Fairfax Financial Holdings Limited in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to receive net proceeds of approximately $200 million from the sale of its 6.0% Convertible Preferred Stock. The issuance and sale of the 6.0% Convertible Preferred Stock is to a single accredited investor and will be effected pursuant to the exemption provided by Regulation D under the Securities Act and/or Section 4(2) of such Act. The closing of the private placement of the 6.0% Convertible Preferred Stock is expected to occur on or about the same time as the closing of the Permian Basin Acquisition.

Each share of 6.0% Convertible Preferred Stock will be convertible at any time on or after February 1, 2010 at the option of the holder into a number of shares of the Company’s common stock equal to the liquidation preference of $100 divided by the conversion price, which is initially $10.856 per share, subject to adjustments in certain circumstances. The initial conversion rate for the shares of 6.0% Convertible Preferred Stock is approximately 9.2115 shares of common stock per share of 6.0% Convertible Preferred Stock. Based on the initial conversion price, approximately 18,422,992 shares of the Company’s common stock would be issuable upon conversion of all of the shares of 6.0% Convertible Preferred Stock to be issued in the private placement.

On the fifth anniversary of the date of issuance of the 6.0% Convertible Preferred Stock, all outstanding shares will be converted automatically into shares of the Company’s common stock at the then-prevailing conversion price if all dividends are current as of such date.

The annual dividend on each share of 6.0% Convertible Preferred Stock will be $6.00 and will be payable semiannually, in arrears, on each January 15 and July 15, commencing on July 15, 2010, when, as and if declared by the Company’s board of directors. The Company may, at its option, pay dividends in cash, common stock or any combination thereof.

Except as required by law or the Company’s Certificate of Incorporation, holders of the 6.0% Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for three semiannual periods. Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

Item 3.02—Unregistered Sales of Equity Securities.

The description of our agreement to issue and sell shares of our 6.0% Convertible Preferred Stock under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On November 30, 2009, the Company issued a press release announcing its agreement to issue and sell the shares of 6.0% Convertible Preferred Stock, as described in Item 1.01 above. The press release is attached as Exhibit 99.1.

Caution Concerning Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the consummation of the transactions contemplated by the Acquisition Agreement. The Company cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements including: the proposed acquisition may not be completed for reasons including because conditions precedent to the completion of the acquisition may not be satisfied. We also refer you to the discussion of risk factors in Part I, Item 1A— “Risk Factors” of the Annual Report on Form 10-K we filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2009 and in Part II, Item 1A – “Risk Factors” of the Quarterly Reports on Form 10-Q we filed with the SEC on August 6, 2009 and November 5, 2009. All of the forward-looking statements made in this report are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.        Description

10.1 Agreement for Purchase and Sale of Assets, dated November 25, 2009, by and among Forest Oil Corporation, Forest Oil Permian Corporation and SandRidge Exploration and Production, LLC.

99.1 Press Release issued November 30, 2009 announcing the agreement to issue and sell 2,000,000 shares of the Company’s 6.0% convertible perpetual preferred stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: November 30, 2009	By:	/S/ DIRK M. VAN DOREN
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer